UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒              Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Quantum Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Quantum.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held virtually on December 16, 2025 at 8:00 a.m., Pacific Time

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

NAME & ADDRESS HERE

The Notice, Proxy Statement and Annual Report on Form 10-K are available at https://web.viewproxy.com/qmco/2025

If you want to receive a paper or email copy of these documents, you must request one by following the instructions below on or before December 9, 2025 to facilitate timely delivery. There is no charge to you for requesting a copy.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are outlined in this Notice.

You must use the 11-digit Virtual Control Number located in the box to attend the Annual Meeting virtually, to vote via Internet, or to request proxy materials.

CONTROL NUMBER

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

To the Shareholders of Quantum Corporation

The 2025 Annual Meeting of Shareholders of Quantum Corporation will be held virtually on December 16, 2025 at 8:00 a.m., Pacific Time.

As a Registered Holder, you may attend and vote your shares at the virtual Annual Meeting by registering at https://web.viewproxy.com/qmco/2025 and using the Virtual Control Number above. **Your registration must be received by 11:59 p.m., Eastern Time on December 15, 2025.** On the day of the Annual Meeting, if you have properly registered, you may log in using the password you received via email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

The Board recommends a vote "FOR" each nominee in Proposal 1 and "FOR" Proposals 2, 3, 4, 5, 6, 7 and 8.

Proposal 1: Election of seven directors to serve for a term expiring at the 2026 annual meeting of shareholders or until their successors are duly qualified and elected.

ELECTION OF DIRECTORS:
(1) Hugues Meyrath
(2) Tony J. Blevins
(3) James C. Clancy
(4) John A. Fichthorn
(5) Donald J. Jaworski
(6) John R. Tracy
(7) Yue Zhou (Emily) White

Proposal 2: Approval of, for purposes of complying with Nasdaq listing rule 5635, the issuance of senior secured convertible notes, convertible into shares of common stock, in exchange for all outstanding term loans owed to Dialectic Technology SPV LLC.

Proposal 3: Approval of, for purposes of complying with Nasdaq listing rule 5635, the issuance of senior secured convertible notes, convertible into shares of common stock, in exchange for any additional funds raised by Dialectic Technology SPV LLC at our request.

Proposal 4: Approval of, for purposes of complying with Nasdaq listing rule 5635, the issuance of any shares of common stock to Dialectic Technology SPV LLC that may become issuable under its forbearance warrant as a result of certain anti-dilution adjustments thereunder.

Proposal 5: Approval of an amendment and restatement of the Quantum Corporation 2023 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,400,000 shares and remove the individual annual award limits for employees or consultants.

Proposal 6: Approval of the compensation of our named executive officers, on a non-binding advisory basis.

Proposal 7: Ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending March 31, 2026.

Proposal 8: Approval of the adjournment of the Annual Meeting to a later date, if necessary or appropriate.

NOTE: In their discretion, the proxy holders named in the proxy cards solicited on behalf of the Company's Board of Directors (and their substitutes) are authorized to vote upon and transact such other business as may properly come before the meeting and any adjournments or postponements thereof, including, without limitation, procedural and other matters related to the conduct of the meeting (such as adjournment to a later time or place) and the election of a substitute or alternate nominee if any nominee named herein is unwilling or unable to, or for good cause will not, serve if elected.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet. Material for this Annual Meeting and future meetings may be requested by one of the E-Mail By e-mail at: requests@viewproxy.com * If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit Virtual Control Number in the subject line. No other requests, instructions, or other inquiries should be included within this email request. Via Internet during the Annual Meeting: Go to www.AALvote.com/qmco Have your 11-digit Virtual Control Number available and follow the prompts. following methods: Internet Go to https://web.viewproxy.com/qmco/2025 Have the 11-digit Virtual Control Number available when you access the website and follow the instructions. Telephone Call 1-877-777-2857 Toll Free CONTROL NUMBER VOTING METHODS Via Internet prior to the Annual Meeting: Go to www.AALvote.com/qmco Have your 11-digit Virtual Control Number available and follow the prompts. • Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card.